Exhibit 10.2

CHASE CORPORATION

Long Term Incentive Plan

Award Design and Grant Process

As of September 1, 2008

Key Provisions

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Long term incentive:  performance shares (Restricted Stock)

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Performance measure / target:  Earnings Before Tax (EBT): average of the actual results from the most recent three years and the current year budget, each year weighted equally

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Performance measurement period:  September 1st of the fiscal year through August 31st of the same fiscal year (twelve month period)

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Vesting:  2 years after the end of the performance measurement period (total of three years)

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Grant date:  first day of measurement period

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Stock price for award:  closing price on the last trading day prior to the grant date (generally August 31st, or the last business day in the fiscal year ending prior to the performance measurement period)

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Threshold:  the point at which an award is earned (50% of target).  Between threshold and target the award increases on a pro-rata basis.

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Stretch area:  performance in excess of target awarded at a higher rate (150% for 120% achievement)

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Beyond Stretch: Award increases pro-rata, with no cap, at an incremental rate of one for one beyond the Stretch award if actual results are greater than 150% of target.

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Termination provisions

Termination Event	Vesting	Payment in Shares
Retirement	Pro-rated	Paid as scheduled
Voluntary	All shares forfeit	No payment
Without cause	Pro-rated	Paid as scheduled
With cause	All shares forfeit	No payment
Upon change of control	Acceleration at target	Paid at change of control
Death or disability	Pro-rated	Paid as scheduled

Example:

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Grant 1,000 performance shares

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Stock price (August 31st) is $17.27

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Threshold is 50% of target

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Stretch area pays out pro-rata at rate of 150% for 120% achievement

o

Beyond Stretch area pays out pro-rata at an incremental rate of one for one (no cap)

Performance	EBT	Payout % of Target	Vesting Shares
Threshold	50% of Target	50%	500
Target	100% of Target	100%	1000
Stretch at 120%	120% of Target	150%	1500
Beyond Stretch	130% of Target	160%	1600
	140% of Target	170%	1700
	150% of Target	180%	1800

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Eligibility:  Recommended award levels @ Target

Participant	Target Award
Chairman & CEO	100% of Base salary
President & COO	80% of Base Salary
CFO & Treasurer	60% of Base Salary
VP Engineering	60% of Base Salary

Compensation expense related to the target awards plus the projected increase or decrease based on the performance measurement is recognized on a ratable basis over the three year vesting period.

Award opportunities are set annually and this Plan is subject to the approval of the Compensation and Management Development (C&MD) Committee and may be modified from time to time.

See annual exhibit for the performance target and the approved targeted award issuance

Fiscal Year Schedule

o Quarter prior to the performance measurement period (Q4)	o Board approves continuance of the Plan and sets grant date
o First quarter of the performance measurement period (Q1)	o Goals and awards proposed by management for current year o C&MD Committee approves target and award for current year plan
o First quarter after the performance measurement period (Q1)

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C&MD Committee reviews and approves final increases or decreases of target award

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Additional restricted shares are issued if actual results exceed the target or clawed back if the actual results fall short of the target